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                  OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                   Exhibit (21) Subsidiaries of the Registrant

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
     Name of Incorporation              State or Other                      Date of
     or Organization                     Jurisdiction                    Incorporation
----------------------------          ------------------              ------------------
Macro International Inc.                   Delaware                   March 17, 1972

Social & Health Services, Ltd.             Maryland                   June 17, 1991

ORC, Inc.                                  Delaware                   December 16, 1991

European Information Centre Limited        United Kingdom             December 20, 1991

ORC Holdings, Ltd.                         United Kingdom             July 17, 1996

ORC Korea, Ltd.                            Korea                      November 30, 1996

ORC International Holdings, Inc.           Cayman Islands             March 18, 1997

ORC TeleService Corp.                      Delaware                   March 26, 1997

Opinion Research Corporation,
    S.A. de C.V.                           Mexico, D.F.               July 10, 1997

ORC ProTel, Inc.                           Delaware                   November 20, 1997

O.R.C. International Ltd.                  United Kingdom             December 15, 1997